UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 23, 2020

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4400 West 78th Street - Suite 520

Minneapolis, Minnesota 55435

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.33 1/3 Par Value	APOG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Executive Salary Reductions

On April 23, 2020, the Board of Directors (the “Board”) of Apogee Enterprises, Inc. (the “Company”) approved, with the agreement of the impacted executive officers, temporary salary reductions for a period of approximately six months commencing on April 26, 2020 due to the disruption and uncertainty created by the evolving COVID-19 pandemic and its possible impact on the Company’s operations. The base salary of Joseph F. Puishys, Chief Executive Officer and President, will be reduced by 25% as set forth below, and the annual base salaries of James S. Porter, Executive Vice President and Chief Financial Officer, and the named executive officers will be reduced by 20%, as set forth below.    These salary reduction actions are planned to be temporary and will be reevaluated as economic conditions become clearer.

		Salary
Name	Position	From	To
Joseph F. Puishys	Chief Executive Officer and President	$935,000	$701,250
James S. Porter	Executive Vice President and Chief Financial Officer	448,000	358,400
Brent C. Jewell	President, Architectural Framing Systems segment	410,000	328,000
Curtis J. Dobler	Executive Vice President and Chief Human Resources Officer	385,000	308,000
Patricia A. Beithon	General Counsel and Corporate Secretary	371,000	296,800

Board Retainer Reductions

In addition, the Board also agreed to reduce the cash Board retainer fees for each individual board member’s service as a Board member by 25% for the same period as the annual base salary reductions for the Company’s executive officers.

Time-Based Restricted Stock Awards

At meetings of the Company’s Compensation Committee of the Board (the “Compensation Committee”) and the Board held on April 23, 2020, and pursuant to a Written Action of the Compensation Committee effective April 24, 2020, the executive officers listed below were awarded shares of time-based restricted stock in the amounts indicated below:

Name	Position	Number of Shares of Restricted Stock Awarded	Fully Vested Date
Joseph F. Puishys	Chief Executive Officer and President	37,193	4/30/2023
James S. Porter	Executive Vice President and Chief Financial Officer	13,500	4/30/2023
Brent C. Jewell	President, Architectural Framing Systems segment	20,000	4/30/2023
Curtis J. Dobler	Executive Vice President and Chief Human Resources Officer	14,000	4/30/2023
Patricia A. Beithon	General Counsel and Corporate Secretary	10,000	4/30/2023

Such restricted stock awards were made pursuant to the shareholder-approved Apogee Enterprises, Inc. 2019 Stock Incentive Plan (the “2019 Stock Incentive Plan”), a copy of which is on file with the Securities and Exchange Commission (“SEC”) as Exhibit 4.5 to the Company’s Registration Statement on Form S-8 filed on February 12, 2020.

The shares of restricted stock vest in three equal annual installments commencing on April 30, 2021 (such three-year period is referred to herein as the “Restricted Period”). In the event the executive officer’s employment is terminated prior to the end of the Restricted Period by reason of Retirement (as defined in the Restricted Stock Award Agreement, the (“RSA Agreement”)) or involuntary termination without Cause (as defined in the RSA Agreement), the Committee has the right to cause the remaining unvested shares to be accelerated as of the date of such Retirement or involuntary termination without Cause. In the event the executive officer’s employment is terminated prior to the end of the Restricted Period by reason of Disability (as defined in the RSA Agreement) or death, the shares of restricted stock will become immediately vested in full.

In the event of both a Change in Control (as defined in the 2019 Stock Incentive Plan) during the Restricted Period and the termination of the executive officer’s employment, either simultaneously or subsequently by the Company without Cause or by the executive officer for Good Reason (as defined in the RSA Agreement) during the Restricted Period, the restrictions with respect to all of the shares held by the executive officer at the time of termination shall lapse and the shares shall immediately vest as of the date of such termination of employment.

The form of Restricted Stock Agreement used in connection with restricted stock awards under the 2019 Stock Incentive Plan, including the awards to the executive officers listed above, a copy of which is on file with the SEC as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 16, 2020 (the “Form of Restricted Stock Agreement”), is incorporated herein by reference.

Restricted Stock Deferral Program for Non-Employee Directors

On April 23, 2020, the Nominating and Corporate Governance Committee of the Board (the “N&CG Committee”) adopted the Restricted Stock Deferral Program Under the Apogee Enterprises, Inc. 2019 Non-Employee Director Stock Incentive Plan (the “2019 Deferral Program”).

The 2019 Deferral Program establishes, effective as of January 14, 2020, the same date the 2019 Non-Employee Director Stock Plan (the “2019 Director Stock Plan”) was approved by the Company’s shareholders, a deferred compensation arrangement for the non-employee members of its Board (the “Non-Employee Directors”) whereby the Non-Employee Directors may elect to voluntarily receive all or a portion of any restricted stock or restricted stock unit award granted under the 2019 Director Stock Plan in the form of shares of deferred common stock of the Company pursuant to an irrevocable election made under the 2019 Deferral Program. The 2019 Deferral Program was established under the 2019 Director Stock Plan, and all shares of common stock issued under the 2019 Deferral Program are subject to the terms and conditions of the 2019 Director Stock Plan.

Any Non-Employee Director will be eligible to participate in the 2019 Deferral Program. Pursuant to the 2019 Deferral Program, any Non-Employee Director (the “Participant”) may irrevocably elect to defer receipt of 25%, 50%, 75% or 100% of any restricted stock or restricted stock unit award (the “Units”) (rounded down to the nearest whole share of common stock) by providing the Company a Deferral Election Form (as such term is defined in the 2019 Deferral Program). The amounts to be deferred will be in the form of a common stock credit to the Participant’s Deferred Stock Account (as such term is defined in the 2019 Deferral Program) and such shares will be evidenced by the Deferral Election Form and a Deferred Restricted Stock Unit Agreement. The Participant’s Units shall vest or be forfeited as provided in the Participant’s Deferred Restricted Stock Unit Agreement(s). The Participant’s vested Deferred Stock Account shall become payable to the Participant upon the earliest of, or upon the occurrence of, one of the following events, as elected by the Participant in the Deferral Election Form: (i) the Participant’s Termination (as defined in the 2019 Deferral Program) from the Board, (ii) a date selected by the Participant, (iii) the

Participant reaches seventy (70) years of age, or (iv) the Participant’s death. Each Participant shall elect on his or her Deferral Election Form whether to receive such payment of shares of common stock in a lump sum or in annual installments for a term of up to ten years. All payments shall be made in shares of common stock, with one share of common stock issued for each vested Unit credited to the Participant’s Deferred Stock Account, plus cash in lieu of any fractional shares.

One-third of the Units shall vest on each of the first three anniversaries of the date of grant. In the event the Participant resigns as a director, declines to stand for reelection or is removed as a director of the Company prior to the vesting date, the unvested Units held by the Participant at such time shall be immediately and irrevocably forfeited. However, in the event the Participant’s service on the Board terminates by reason of the Participant’s retirement (as determined by the Committee), death or disability, the unvested Units held by the Participant at such time shall vest as of the date of such termination of service. In the event of a Change in Control of the Company (as defined in the 2019 Deferral Program), the unvested Units held by the Participant at such time shall immediately vest.

The 2019 Deferral Program is an unfunded obligation of the Company and all Participants shall be general unsecured creditors of the Company and shall not have any of the rights of a shareholder of the Company other than the right to receive, as a credit of common stock units to their Deferred Stock Account, cash dividends or other cash distributions that are distributed to shareholders of the Company, unless and until shares of common stock are actually issued to the Participant.

A copy of the 2019 Deferral Program is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The description in this Current Report on Form 8-K of the 2019 Deferral Program is qualified in its entirety by reference to the attached copy of such document.

Form of Restricted Stock Unit Agreement

In addition, the N&CG Committee also approved a Form of Restricted Stock Unit Agreement to be used for restricted stock units awarded to non-employee directors pursuant to the 2019 Non-Employee Director Stock Plan.

A copy of the form of Restricted Stock Unit Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Restricted Stock Deferral Program Under the Apogee Enterprises, Inc. 2019 Non-Employee Director Stock Incentive Plan.

10.2	Form of Restricted Stock Unit Agreement under the Apogee Enterprises, Inc. 2019 Non-Employee Director Stock Plan.

104	Cover Page interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ Patricia A. Beithon
Patricia A. Beithon
General Counsel and Secretary

Date: April 29, 2020